EXHIBIT 99
                                                                    ----------





                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 and S-3 (Nos. 33-9563, 33-9986, 33-18262, 33-20997,
33-27209,  33-31687,  33-48707,   33-57886,  33-60487,   333-09367,   333-47961,
333-48153,  333-76715,  333-76717,  333-76765, 333-40818 and 333-40824) of Owens
Corning of our report dated June 26, 2002 relating to the financial statements of Owens Corning Savings and Profit Sharing Plan, which appears in this Form 11-K.


/s/ PricewaterhouseCoopers LLP

Toledo, Ohio
June 26, 2002